TABATHA V, INC.

PRO-FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

SEPTEMBER 30, 2005

	Tabatha V,	Power Save	Consolidating	Pro-forma
Assets	Inc.	Energy Corp	Entries	Consolidated
Current assets
Cash and cash equivalents	$ 23	$ 3,056		$ 3,079
Vendor deposits	-	1,500	-	1,500

Total current assets	23	4,556	-	4,579

Distribution agreement	-	1,000	-	1,000
Total other assets	-	1,000	-	1,000

Total assets	$ 23	$ 5,556	$ -	$ 5,579

Liabilities and stockholders' equity
Current liabilities
Accrued liabilities	$ 6,675	$ 2,699		$ 9,374
Stockholder payable	-	2,950	-	2,950

Total current liabilities	6,675	5,649	-	12,324

Stockholders' equity
Common stock	76,925	1,000	(72,925)	5,000
Additional paid in capital	-	4,000	(4,000)	-
Retained earnings	(83,577)	(5,093)	76,925	(11,745)

Total stockholders' equity	(6,652)	(93)	-	(6,745)

Total Liabilities and stockholders' equity	$ 23	$ 5,556	$ -	$ 5,579

See notes to unaudited pro-forma consolidated financial statements

TABATHA V, INC.

PRO-FORMA STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005

	Tabatha V,	Power Save	Consolidating	Pro-forma
	Inc.	Energy Corp	Entries	Consolidated

Sales revenues	$ -	$ -	$ -	$ -
Cost of goods sold	-	-	-	-

Gross profit	-	-	-	-

Operating expenses
Selling, general & administrative	230	-	-	230
Accounting	1,000	-	-	1,000
Rent	150	-	-	150
Startup costs	-	1,204	-	1,204
Website development	-	3,889	-	3,889

Total operating expenses	1,380	5,093	-	6,473

Net operating loss	(1,380)	(5,093)	-	(6,473)

Other income
Interest income	-	-	-	-

Total other income	-	-	-	-

Net loss before taxes	(1,380)	(5,093)	-	(6,473)

Taxes	-	-	-	-

Net loss	$ (1,380)	$ (5,093)	$ -	$ (6,473)

See notes to unaudited pro-forma consolidated financial statements

TABATHA V, INC.

NOTES TO UNAUDITED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

1.

BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Tabatha V, Inc. (Tabatha) and Power Save Energy Corp (Power Save). Tabatha acquired Power Save in a stock exchange transaction on October 1, 2005, in which Tabatha issued 10,000,000 shares of its common stock for 1,000,000 shares of Power Save, or 100% of its issued and outstanding common stock. The acquisition transaction is treated as a reverse merger, in which Power Save is treated as the accounting acquirer. Thus, the financial statements will be primarily those of Power Save with the adoption of the capital structure of Tabatha.

Tabatha is the registrant, a Colorado development stage company incorporated on March 17, 2000. Tabatha has a fiscal year end of June 30, and currently has no operations other than the acquisition of Power Save on October 1, 2005. The balance sheet of Tabatha as of September 30, 2005 is presented in the pro-forma consolidated balance sheet. The unaudited statement of operations of Tabatha for the three months ended September 30, 2005 is presented in the pro-forma consolidated statement of operations for the three months ended September 30, 2005. During the three months ended September 30, 2005, Tabatha had no operations other than general and administrative expenses.

Power Save was incorporated on September 21, 2005 in the State of Nevada, and plans to be in the business of selling, marketing and distributing a certain electricity conservation device to residential and commercial users of electricity. Power Save’s unaudited balance sheet as of September 30, 2005 is included in the pro-forma consolidated balance sheet. Power Save’s unaudited statement of operations for the period from September 21, 2005 (date of inception) to September 30, 2005 is included in the pro-forma consolidated statement of operations for the three months ended September 30, 2005.

2.

CONSOLIDATING ENTRIES

The consolidating entries on the pro-forma consolidated balance sheet eliminate the investment in subsidiary account and agree the retained earnings account to that of Power Save less the stockholders’ deficit of Tabatha. Since the registrant’s common stock has no stated par value, the common stock and additional paid in capital of Energy Save are combined into the common stock account when adopting the capital structure of the registrant.

There are no consolidating entries on the pro-forma consolidated statement of operations for the three months ended September 30, 2005.